Highlands Bankshares, Inc. Reports Second Quarter 2019 Results

ABINGDON, Va., August 12, 2019 /PRNewswire/ -- Highlands Bankshares, Inc. (HLND) today reported net income of $571,000 or $0.06 per diluted share for the quarter ended June 30, 2019, compared to $1.1 million or $0.10 per diluted share, for the quarter ended March 31, 2019, and net income of $923,000, or $0.09 per diluted share, for the quarter ended June 30, 2018. The annualized return on average assets and return on average equity for the second quarter of 2019 were 0.37 percent and 3.89 percent respectively.
"Second quarter 2019 was significantly impacted by our continued focus on asset quality,” reported Bryan Booher, Interim President and Chief Executive Officer. "We recorded $836,000 in provision for loan losses during the second quarter, primarily to replenish the allowance for credit losses following a $565,000 charge-off recorded on a single relationship after we completed foreclosure proceedings. While our efforts to resolve this large exposure were painful to second quarter net income, we removed a significant problem asset from our balance sheet.”
“Aside from the credit-related items, our second quarter of 2019 was generally in line with the first quarter. Noninterest income improved slightly and noninterest expense declined when compared to the first quarter, while net interest income was flat,” Booher continued. “Our sales efforts during the second quarter were successful, with the loan portfolio growing $9.4 million after two quarters of net shrinkage. Deposits have grown $15.6 million or 3.1 percent so far during 2019.”
Consolidated net income for the six months ending June 30, 2019 totaled $1.6 million, compared to $1.5 million earned during the same period of 2018, as the benefit of lower noninterest expense was largely offset by higher provision for loan losses.
Revenue Growth
Second quarter 2019 total revenue (net interest income plus noninterest income) increased slightly to $6.0 million. Net interest income was $5.1 million in both the second and first quarters of 2019, as the favorable impact of loan growth offset a 9 basis point reduction in the net interest margin. Second quarter 2019 noninterest income totaled $933,000 compared to $890,000 in the first quarter of 2019 due higher BOLI and cardholder interchange income.
Noninterest Expense and Operating Efficiency
Noninterest expenses increased slightly over the first quarter of 2019, the net impact of lower personnel and occupancy expense, partially offset by higher legal and other professional fees. In the second quarter of 2019, the efficiency ratio was 75.36 percent, compared to 75.91 percent in the first quarter of 2019.
Asset Quality
The provision for credit losses for second quarter 2019 was $836,000, compared to $103,000 in first quarter 2019. Net charge-offs in the second quarter of 2019 totaled $689,000, or 0.62 percent annualized of average loans held for investment, compared to $380,000 or 0.34 percent annualized of loans held for investment for the first quarter of 2019.
Past due loans as a percentage of total loans held for investment were 1.26 percent at June 30, 2019, compared to 1.36 percent at March 31, 2019. As of June 30, 2019, loans greater than 90 days past due totaled $3.4 million, or 0.74 percent of loans held for investment, compared to 0.77 percent at March 31, 2019. Nonperforming assets were $8.3 million, or 1.83 percent of loans held for investment and OREO at June 30, 2019.
As of June 30, 2019, the allowance for credit losses totaled $4.2 million, representing 0.96 percent of loans held for investment, and 79.64 percent of nonperforming loans.
Capital and Liquidity
At June 30, 2019, the Company's subsidiary bank, Highlands Union Bank, reported a tier 1 leverage ratio of 9.19 percent, tier 1 risk-based capital ratio of 12.89 percent, and total risk-based capital ratio of 13.87 percent
The Company's loans held for investment to deposit ratio was 87.1 percent and the loans held for investment to asset ratio was 73.8 percent at June 30, 2019. The Company maintained cash and investment securities totaling 19.1 percent of assets as of this date. The Company's funding mix is weighted heavily towards customer deposits, which funded 84.7 percent of assets at June 30, 2019.

About Highlands Bankshares, Inc.
Highlands provides a relationship-based and highly personal banking experience to small to mid-sized private businesses, professionals, and individuals. Focused on providing value to each and every customer, Highlands delivers banking services through highly skilled employees, digital channels, as well as 16 offices located in North Carolina, Eastern Tennessee, and Southwest Virginia.
Cautions Concerning Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to financial and operational performance and certain plans, expectations, goals and projections. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, these statements are inherently subject to numerous assumptions, risks and uncertainties, and there can be no assurances that actual results, performance or achievements will not differ materially from those set forth or implied in the forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are based upon information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Quarterly Consolidated Income Statements (unaudited)

	Quarter ended			Percent change compared to
(thousands)	June 30, 2019	March 31, 2019	June 30, 2018	Prior quarter	Same quarter of prior year
INTEREST INCOME
Loans receivable and fees on loans	$5,652	$5,653	$5,276	—%	7.1%
Investment securities	433	412	438	5.1%	(1.1)%
Federal funds sold and overnight investments	227	141	57	61%	298.2%
Total interest income	6,312	6,206	5,771	1.7%	9.4%
INTEREST EXPENSE
Deposits	955	824	463	15.9%	106.3%
Other borrowed funds	275	273	323	0.7%	(14.9)%
Total interest expense	1,230	1,097	786	12.1%	56.5%
Net interest income	5,082	5,109	4,985	(0.5)%	1.9%
Provision for loan losses	836	103	172	711.7%	386%
Net interest income after provision for loan losses	4,246	5,006	4,813	(15.2)%	(11.8)%
NONINTEREST INCOME
Service charges on deposit accounts	338	342	342	(1.2)%	(1.2)%
Other service charges, commissions and fees	378	339	428	11.5%	(11.7)%
Mortgage banking income	48	48	52	—%	(7.7)%
Securities gains, net	(7)	—	—
Other operating income	176	161	167	9.3%	5.4%
Total noninterest income	933	890	989	4.8%	(5.7)%
NONINTEREST EXPENSE
Salaries and employee benefits	2,281	2,416	2,380	(5.6)%	(4.2)%
Occupancy and equipment expense	527	615	750	(14.3)%	(29.7)%
OREO-related expenses	92	50	146	84%	(37)%
Other operating expense	1,633	1,473	1,356	10.9%	20.4%
Total noninterest expense	4,533	4,554	4,632	(0.5)%	(2.1)%
Income before income taxes	646	1,342	1,170	(51.9)%	(44.8)%
Income tax expense	75	282	247	(73.4)%	(69.6)%
Net income	$571	$1,060	$923	(46.1)%	(38.1)%
Net income per common share:
Basic	$0.07	$0.13	$0.11
Diluted	0.06	0.10	0.09

Consolidated Income Statements (unaudited)

	Six months ended June 30,
(thousands)	2019	2018	Percent change
INTEREST INCOME
Loans receivable and fees on loans	$11,305	$10,591	6.7%
Investment securities	845	916	(7.8)%
Federal funds sold and overnight investments	368	127	189.8%
Total interest income	12,518	11,634	7.6%
INTEREST EXPENSE
Deposits	1,779	926	92.1%
Other borrowed funds	548	687	(20.2)%
Total interest expense	2,327	1,613	44.3%
Net interest income	10,191	10,021	1.7%
Provision for loan losses	939	344	173.0%
Net interest income after provision for loan losses	9,252	9,677	(4.4)%
NONINTEREST INCOME
Service charges on deposit accounts	680	679	0.1%
Other service charges, commissions and fees	717	847	(15.3)%
Mortgage banking income	96	152	(36.8)%
Securities gains, net	(7)	—	—
Other operating income	337	393	(14.2)%
Total noninterest income	1,823	2,071	(12.0)%
NONINTEREST EXPENSE
Salaries and employee benefits	4,697	4,783	(1.8)%
Occupancy and equipment expense	1,142	1,481	(22.9)%
OREO-related expenses	142	277	(48.7)%
Other operating expense	3,106	3,257	(4.6)%
Total noninterest expense	9,087	9,798	(7.3)%
Income before income taxes	1,988	1,950	1.9%
Income tax expense	357	417	(14.4)%
Net income	$1,631	$1,533	6.4%
Net income per common share:
Basic	$0.20	$0.19
Diluted	0.16	0.15

Consolidated Balance Sheets (unaudited)
				Percent change since
(thousands)	June 30, 2019	December 31, 2018	June 30, 2018	Prior quarter	Same quarter of prior year
ASSETS
Cash and due from banks	$26,684	$19,965	$23,007	33.7%	16.0%
Federal funds sold	21,138	10,101	963	109.3%	2,095.0%
Total cash and cash equivalents	47,822	30,066	23,970	59.1%	99.5%
Investment securities	68,997	71,405	73,553	(3.4)%	(6.2)%
Loans held for sale	863	265	1,424	225.7%	(39.4)%
Loans held for investment	451,590	448,121	441,460	0.8%	2.3%
Allowance for loan losses	(4,243)	(4,373)	(4,138)	(3.0)%	2.5%
Net loans held for investment	447,347	443,748	437,322	0.8%	2.3%
Premises and equipment, net	17,159	17,447	17,879	(1.7)%	(4.0)%
Real estate held for sale	590	817	992	(27.8)%	(40.5)%
Deferred tax assets	5,706	6,526	7,152	(12.6)%	(20.2)%
Interest receivable	2,010	1,617	1,728	24.3%	16.3%
Bank-owned life insurance	15,215	15,022	14,835	1.3%	2.6%
Other real estate owned	2,892	2,212	2,233	30.7%	29.5%
Other assets	3,120	2,816	2,991	10.8%	4.3%
Total assets	$611,721	$591,941	$584,079	3.3%	4.7%

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest bearing	$153,982	$156,408	$155,337	(1.6)%	(0.9)%
Interest bearing	364,462	346,408	342,979	5.2%	6.3%
Total deposits	518,444	502,816	498,316	3.1%	4.0%
Short-term borrowings	30,000	30,000	—	—%	—%
Long-term debt	67	93	30,120	(28.0)%	(99.8)%
Other liabilities	3,179	2,391	1,482	33.0%	114.5%
Total liabilities	551,690	535,300	529,918	3.1%	4.1%
STOCKHOLDERS' EQUITY
Common stock	5,156	5,156	5,124	—%	0.6%
Preferred stock	4,184	4,184	4,184	—%	—%
Additional paid-in capital	19,292	19,277	19,224	0.1%	0.4%
Retained earnings	31,762	30,131	28,072	5.4%	13.1%
Accumulated other comprehensive loss	(363)	(2,107)	(2,443)	(82.8)%	(85.1)%
Total stockholders' equity	60,031	56,641	54,161	6.0%	10.8%
Total liabilities and stockholders' equity	$611,721	$591,941	$584,079	3.3%	4.7%

Profitability Ratios, Asset Quality and Capital (unaudited)
	Quarter ended
(dollars in thousands)	June 30, 2019	March 31, 2019	June 30, 2018
Profitability Ratios (current quarter, annualized)
Net interest margin	3.75%	3.86%	3.84%
Annualized return on average assets	0.37	0.71	0.63
Annualized return on average equity	3.89	7.53	6.89
Efficiency ratio	75.36	75.91	77.54

	June 30, 2019	December 31, 2018	June 30, 2018
Asset Quality
Loans 90 days past due and still accruing	$168	$107	$—
Non-accrual loans	5,265	5,920	3,871
Total non-performing loans	5,433	6,027	3,871
Other real estate owned	2,892	2,212	2,233
Total non-performing assets	$8,325	$8,239	$6,104
Ratios:
Non-performing loans to loans held for investment	1.20%	1.34%	0.88%
Non-performing assets to loans held for investment and OREO	1.83	1.83	1.38
Allowance for credit losses to loans held for investment	0.96	0.98	0.94
Allowance for credit losses to non-performing loans	79.64	73.87	106.90
Past-due loans to loans held for investment	1.36	1.51	1.47
Annualized net charge-offs to loans held for investment	0.62	0.04	0.03

Capital
Common shares outstanding	8,251	8,251	8,199
Preferred shares outstanding	2,092	2,092	2,092
Book value per share:
Common	$6.43	$6.02	$5.76
Combined common and preferred	5.80	5.48	5.26
Ratios (Bank only, estimated):
Tier 1 leverage ratio	9.19%	9.22%	8.85%
Tier 1 risk-based capital ratio	12.89	12.94	12.22
Total risk-based capital ratio	13.87	13.90	13.20
Common equity tier 1 ratio	12.89	12.94	12.22

 CONTACT: John Gray, 276-619-4937, jgray@hubank.com